Exhibit 3.7
ARTICLES OF INCORPORATION
OF
FREEDOM DESIGNS, INC.

I
     The name of the corporation is FREEDOM DESIGNS, INC.
II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
     The name and address in the State of California of this corporation’s initial agent for service of process is: ARMAND F. DuFRESNE, 901 Iva Court, Cambria, CA 93428.
IV
     This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 50,000.

     IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation has executed these Articles of Incorporation on November 30, 1981.

/s/ Armand F. DuFresne

ARMAND F. DuFRESNE
Incorporator
     The undersigned declares that he is the incorporator who has executed these Articles of Incorporation and hereby declares that this instrument is the act and deed of the undersigned.
     Executed on November 30, 1981.

/s/ Armand F. DuFresne

ARMAND F. DuFRESNE
Incorporator